Exhibit 99.1

News Release

COMMUNITY BANK SYSTEM, INC.
5790 Widewaters Parkway, DeWitt, N.Y. 13214	For further information, please contact:
                                                                Scott A. Kingsley,
EVP & Chief Financial Officer
Office: (315) 445-3121

Community Bank System Reports Record Second Quarter Operating Results and Increases Dividend

Cash dividend increased 8%, the 19th consecutive year of increased dividends

SYRACUSE, N.Y. — July 26, 2011 — Community Bank System, Inc. (NYSE: CBU) reported second quarter 2011 net income of $18.0 million ($0.49 per share), an increase of 11.3% over the $16.2 million reported for the second quarter of 2010.  The second quarter 2011 results included $3.6 million ($0.07 per share) of acquisition expenses related to the Company’s purchase of The Wilber Corporation, completed in early April.  Excluding acquisition expenses and special charges, earnings per share were up 16.7% over the prior year to $0.56, a record for the Company’s second quarter.  2011 year-to-date earnings of $34.1 million, or $0.96 per share, include $4.3 million ($0.09 per share) of acquisition expenses.

Total revenue for the second quarter of 2011 was $76.9 million, an increase of $8.6 million, or 12.6%, over the second quarter of last year.  The higher revenue was a result of a 16.2% increase in average earning assets, principally from the Wilber acquisition, and a three-basis point improvement in the Company’s net interest margin to 4.13%.  The quarterly provision for loan losses of $1.1 million was $1.0 million lower than the second quarter of 2010, reflective of lower net charge-offs and the continuation of generally stable and favorable asset quality metrics.  Total operating expenses were $51.1 million for the quarter, including $3.6 million of acquisition expenses related to Wilber.  Recurring operating expenses of $47.5 million (excluding acquisition expenses and special charges) for the quarter were $3.5 million, or 7.9%, higher than the second quarter of 2010, reflective of the additional operating costs from the Wilber acquisition, partially offset by lower intangible amortization.

“With record operating earnings in each of the first two quarters, the closing of a strategic acquisition and continued strong operating metrics, we are well positioned for the second half of 2011,” said President and Chief Executive Officer Mark E. Tryniski.  “Our team is successfully integrating the former Wilber National Bank branch locations that mark our substantive entry into the eastern half of Upstate New York.  This acquisition remains an exciting and significant opportunity to expand our Upstate New York service area.  We entered this contiguous region with significant market presence, attractive deposit share and a history of effectively attracting and retaining customers in areas with similar demographic characteristics.  In addition, it would be difficult to overstate the importance of our ability to continue to deliver superior asset quality in relation to our bottom line performance.  With second quarter net charge-offs of $0.7 million, or 0.08% of average loans, and nonperforming loans to total loans of 0.58%, the quality of our loan portfolio remains a significant operating strength.”

Second quarter net interest income grew to $54.2 million, an increase of 17.9% above the second quarter of 2010, resulting from an increase in interest-earning assets and a higher net interest margin.  The Company has productively reinvested most of its cash flow generation during the last year, while still retaining a significant net liquidity position, which grew slightly in the second quarter with the Wilber acquisition.  Low market interest rates and continued disciplined deposit pricing resulted in a 25-basis point reduction in the total cost of funds, compared to the second quarter of 2010.  This was offset by a 24-basis point decline in earning asset yields, including cash equivalents, reflective of lower yields on both investment securities and loans.  On a linked quarter basis the Company’s net interest margin improved five basis points, including the positive impact of acquisition-related, fair value accounting accretion.

Community Bank System, Inc.

Second quarter non-interest income of $22.8 million was 1.7% higher than the second quarter of last year.  The Company’s employee benefits administration and consulting businesses grew revenues by 8.2% over last year’s second quarter, and its wealth management group (including activities from the Wilber acquisition) generated a 4.3% revenue improvement.  Mortgage banking revenues were up $0.4 million from last year’s second quarter, related entirely to the recovery of previously recognized impairments of mortgage servicing rights.  These improvements in non-interest income were partially offset by a $0.8 million, or 7.5 % reduction in deposit service fees, principally related to lower customer utilization of certain fee-based deposit services, including overdraft protection programs.

Quarterly operating expenses of $47.5 million (excluding acquisition expenses and special charges) were $3.5 million, or 7.9% above the second quarter of 2010, reflective of additional operating costs associated with the Wilber acquisition completed in early April, offset slightly by a decline in FDIC insurance costs and lower amortization of intangible assets.

Financial Position

Average earning assets for the second quarter of $5.66 billion were $740.3 million above the first quarter of 2011, and 16.2% higher than the second quarter of last year.  Ending loans increased $477.7 million from March 2011, reflective of the Wilber acquisition which added approximately $444 million of net loans, as well as nearly $34 million of organic loan growth in the quarter, driven primarily by increases in consumer installment balances.  In addition, a significant portion of the Company’s new, low-rate mortgage originations continued to be sold into the secondary market during the quarter.  Average investment securities, including cash equivalents of $177.2 million, increased $292.0 million in the quarter, principally as a result of the Wilber transaction.  Quarterly average deposits were $704.0 million higher than the first quarter of 2011, and 17.9% higher than the second quarter of 2010, including relationships acquired from Wilber.  Average borrowings for the quarter of $839.0 million were up slightly from both the first quarter of 2011 and the second quarter of last year.  Quarter-end shareholders’ equity of $730.1 million was $106.0 million higher than March 31, 2011, and included the issuance of 3.4 million additional shares in conjunction with the Wilber acquisition.   The Company’s net tangible equity to net tangible assets ratio improved to 6.44% at quarter-end, up 52 basis points from the end of last year’s second quarter.

“We continued to improve operating results in the second quarter of 2011 despite soft commercial market conditions,” said Mr. Tryniski.  “A very successful first quarter of results from the Wilber acquisition, combined with organic consumer loan growth and the continuation of favorable asset quality enabled us to produce record second quarter operating earnings, reflecting the effectiveness of our disciplined and balanced approach to business.”

Asset Quality

Second quarter net charge-offs were $0.7 million, compared to $1.4 million in the first quarter of 2011, and $1.5 million in the second quarter of 2010, reflective of the Company’s stable and favorable asset quality profile.

Nonperforming loans as a percentage of total loans at June 30, 2011 were 0.58%, down slightly from 0.59% at the end of March 2011, and 0.68% at June 30, 2010.  The total delinquency ratio of 1.49% was up three basis points from March 31, 2011, and four basis points from the 1.45% level reported at June 30, 2010.  Quarter-end nonperforming assets to total assets of 0.37%, was four basis points lower than the end of last year’s second quarter, but up two basis points from the end of March.  These favorable asset quality metrics continue to be noticeably better than comparative peer and industry averages and illustrate the long-term effectiveness of the Company’s disciplined risk management and underwriting standards.

Community Bank System, Inc.

The second quarter provision for loan losses of $1.1 million was $1.0 million lower than the second quarter of 2010 and even with the first quarter of 2011.  The second quarter’s provision was $0.38 million higher than quarterly net charge-offs, indicative of generally stable delinquency ratios and non-performing asset levels and a net increase in total loan balances.  The ratio of allowance for loan losses to total loans outstanding was 1.22% as of June 30, 2011 (1.40% excluding acquired Wilber loans), consistent with the 1.40% reported at both March 31, 2011 and December 31, 2010, and slightly above the 1.38% level at the end of the second quarter of 2010.

Community Bank System Completes the Acquisition of The Wilber Corporation

On April 8, 2011, the Company completed the acquisition of The Wilber Corporation (NYSE Amex: GIW), parent company of the Wilber National Bank based in Oneonta, NY, for approximately $103 million in stock and cash.  The acquisition extends the Bank’s New York service area to the contiguous Central, Greater Capital, and Catskills regions of Upstate New York.  Upon the completion of the merger, Community Bank added 22 branch locations in eight counties, net loans of approximately $464 million, and customer deposits of nearly $772 million.

Dividend Increase

The Company’s Board of Directors approved a $0.02, or 8.3% increase in its quarterly dividend on its common stock to $0.26 per share, payable on October 7, 2011, to shareholders of record as of September 15, 2011.  The increased cash dividend represents an annualized yield of 4.2% based on the Company’s closing price of $24.77 on July 25, 2011, and is the nineteenth (19th) consecutive year of dividend increases for the Company.  Mr. Tryniski commented, “The payment of a meaningful dividend is an important component of our commitment to provide consistent and favorable long-term returns to our shareholders.  This increase reflects the strength of both our current operating performance and capital position.”

Conference Call Scheduled

Company management will conduct an investor call at 11:00 a.m. (ET) tomorrow (July 27, 2011) to discuss second quarter results.  The conference call can be accessed at 1-866-337-4015 (1-904-271-2003 if outside United States and Canada).  An audio recording will be available one hour after the call until September 30, 2011, and may be accessed at 1-888-284-7564 (1-904-596-3174 if outside the United States and Canada) and entering access code 2669551.  Investors may also listen live via the Internet at: http://www.videonewswire.com/event.asp?id=80868.

This webcast will be archived on this site for one full year and may be accessed at any point during this time at no cost.  This earnings release, including supporting financial tables, is available within the Investor Relations / News & Media section of the company's website at: http://www.communitybankna.com.

Headquartered in DeWitt, N.Y., Community Bank System, Inc. has $6.4 billion in assets and over 170 customer facilities.  The Company’s banking subsidiary, Community Bank, N.A. operates across Upstate New York and Northeastern Pennsylvania, where it conducts business as First Liberty Bank & Trust.  Its other subsidiaries include: Benefit Plans Administrative Services, Inc., an employee benefits consulting and trust administration firm with offices in Upstate New York, Pittsburgh and Philadelphia, Pennsylvania and Houston, Texas; the CBNA Insurance Agency, with offices in four northern New York communities; Community Investment Services, a broker-dealer delivering financial products throughout the Company's branch network; and Nottingham Advisors, a wealth management and advisory firm with offices in Buffalo, N.Y. and North Palm Beach, Florida.  For more information, visit: www.communitybankna.com or www.firstlibertybank.com.

Community Bank System, Inc.

Summary of Financial Data
(Dollars in thousands, except per share data)
	Quarter Ended		Year-to-date
	June 30, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Earnings
Loan income	$49,471	$44,851	$91,768	$89,524
Investment income	20,379	17,772	38,369	34,151
Total interest income	69,850	62,623	130,137	123,675
Interest expense	15,663	16,678	30,427	34,448
Net interest income	54,187	45,945	99,710	89,227
Provision for loan losses	1,050	2,050	2,100	3,870
Net interest income after provision for loan losses	53,137	43,895	97,610	85,357
Deposit service fees	10,488	11,337	20,173	21,856
Mortgage banking revenues	982	592	1,378	1,075
Other banking services	645	523	1,043	963
Trust, investment and asset management fees	2,782	2,666	4,962	5,042
Benefit plan administration, consulting and actuarial fees	7,854	7,260	16,037	15,159
Investment securities and debt extinguishment gain, net	14	0	14	0
Total noninterest income	22,765	22,378	43,607	44,095
Salaries and employee benefits	25,531	22,509	48,642	45,445
Occupancy and equipment and furniture	6,253	5,614	12,310	11,839
Amortization of intangible assets	1,189	1,849	2,090	3,708
FDIC insurance	1,177	1,485	2,538	3,057
Acquisition expenses & special charges	3,617	199	4,308	199
Other	13,359	12,564	24,554	24,165
Total operating expenses	51,126	44,220	94,442	88,413
Income before income taxes	24,776	22,053	46,775	41,039
Income taxes	6,790	5,891	12,629	10,875
Net income	$17,986	$16,162	$34,146	$30,164
Basic earnings per share	$0.49	$0.49	$0.97	$0.91
Diluted earnings per share	$0.49	$0.48	$0.96	$0.90

Community Bank System, Inc.

Summary of Financial Data
(Dollars in thousands, except per share data)
	2011		2010
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Earnings
Loan income	$49,471	$42,297	$44,085	$45,094	$44,851
Investment income	20,379	17,990	17,924	17,503	17,772
Total interest income	69,850	60,287	62,009	62,597	62,623
Interest expense	15,663	14,764	15,876	16,273	16,678
Net interest income	54,187	45,523	46,133	46,324	45,945
Provision for loan losses	1,050	1,050	1,935	1,400	2,050
Net interest income after provision for loan losses	53,137	44,473	44,198	44,924	43,895
Deposit service fees	10,488	9,685	10,321	11,180	11,337
Mortgage banking revenues	982	396	1,408	1,215	592
Other banking services	645	398	462	863	523
Trust, investment and asset management fees	2,782	2,180	2,391	2,400	2,666
Benefit plan administration, consulting and actuarial fees	7,854	8,183	7,201	7,256	7,260
Investment securities and debt extinguishment gain, net	14	0	0	0	0
Total noninterest income	22,765	20,842	21,783	22,914	22,378
Salaries and employee benefits	25,531	23,111	22,900	23,056	22,509
Occupancy and equipment and furniture	6,253	6,057	5,520	5,574	5,614
Amortization of intangible assets	1,189	901	972	1,277	1,849
FDIC insurance	1,177	1,361	1,182	1,599	1,485
Acquisition expenses & special charges	3,617	691	1,107	57	199
Other	13,359	11,195	12,440	12,789	12,564
Total operating expenses	51,126	43,316	44,121	44,352	44,220
Income before income taxes	24,776	21,999	21,860	23,486	22,053
Income taxes	6,790	5,839	5,966	6,224	5,891
Net income	$17,986	$16,160	$15,894	$17,262	$16,162
Basic earnings per share	$0.49	$0.48	$0.48	$0.52	$0.49
Diluted earnings per share	$0.49	$0.48	$0.47	$0.51	$0.48
Profitability
Return on assets	1.14%	1.19%	1.15%	1.25%	1.19%
Return on equity	10.15%	10.70%	10.27%	11.28%	11.12%
Noninterest income/operating income (FTE) (1)	28.7%	29.6%	30.3%	31.4%	31.0%
Efficiency ratio (2)	58.4%	59.3%	57.9%	57.9%	58.0%
Components of Net Interest Margin (FTE)
Loan yield	5.77%	5.73%	5.73%	5.81%	5.87%
Cash equivalents yield	0.24%	0.25%	0.25%	0.27%	0.25%
Investment yield	4.75%	5.01%	5.00%	4.84%	4.97%
Earning asset yield	5.24%	5.30%	5.36%	5.41%	5.48%
Interest-bearing deposit rate	0.70%	0.75%	0.86%	0.90%	0.96%
Borrowing rate	4.24%	4.28%	4.28%	4.28%	4.28%
Cost of all interest-bearing funds	1.34%	1.47%	1.56%	1.59%	1.64%
Cost of funds (includes DDA)	1.14%	1.25%	1.32%	1.35%	1.39%
Net interest margin (FTE)	4.13%	4.08%	4.07%	4.08%	4.10%
Fully tax-equivalent adjustment	$4,018	$3,969	$3,865	$3,788	$3,835

Community Bank System, Inc.

Summary of Financial Data
(Dollars in thousands, except per share data)
	2011		2010
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Average Balances
Loans	$3,454,246	$3,005,926	$3,061,060	$3,088,590	$3,074,259
Cash equivalents	177,154	159,044	105,242	50,484	64,731
Taxable investment securities	1,447,816	1,188,182	1,159,110	1,182,243	1,204,551
Nontaxable investment securities	579,795	565,564	554,014	550,660	524,697
Total interest-earning assets	5,659,011	4,918,716	4,879,426	4,871,977	4,868,238
Total assets	6,313,391	5,487,618	5,481,129	5,474,952	5,454,073
Interest-bearing deposits	3,864,671	3,234,986	3,206,327	3,217,831	3,252,025
Borrowings	839,003	830,454	831,025	832,568	837,356
Total interest-bearing liabilities	4,703,674	4,065,440	4,037,352	4,050,399	4,089,381
Noninterest-bearing deposits	813,789	739,515	743,698	736,203	717,171
Shareholders' equity	$710,765	$612,559	$613,734	$606,912	$582,715
Balance Sheet Data
Cash and cash equivalents	$273,693	$296,938	$211,837	$179,556	$133,967
Investment securities	2,088,105	1,792,246	1,742,324	1,769,149	1,757,967
Loans:
Business lending	1,290,893	1,006,114	1,023,286	1,045,849	1,061,828
Consumer mortgage	1,149,219	1,055,164	1,057,332	1,065,297	1,064,471
Consumer installment - indirect	549,449	500,058	494,813	508,502	511,810
Home equity	330,213	299,925	305,936	312,396	312,118
Consumer installment - direct	158,376	139,183	144,996	148,353	140,924
Total loans	3,478,150	3,000,444	3,026,363	3,080,397	3,091,151
Allowance for loan losses	42,531	42,147	42,510	42,610	42,603
Intangible assets	363,015	311,076	311,714	312,686	313,963
Other assets	230,053	190,815	194,778	197,039	193,357
Total assets	6,390,485	5,549,372	5,444,506	5,496,217	5,447,802
Deposits:
Noninterest-bearing	849,071	754,892	741,166	738,994	713,544
Non-maturity interest-bearing	2,721,589	2,361,312	2,272,013	2,253,447	2,203,686
Time	1,186,442	904,827	920,866	973,894	1,022,745
Total deposits	4,757,102	4,021,031	3,934,045	3,966,335	3,939,975
Borrowings	728,441	728,385	728,460	729,508	729,557
Subordinated debt held by unconsolidated subsidiary trusts	102,036	102,030	102,024	102,018	102,012
Other liabilities	72,835	73,826	72,719	82,556	76,438
Total liabilities	5,660,414	4,925,272	4,837,248	4,880,417	4,847,982
Shareholders' equity	730,071	624,100	607,258	615,800	599,820
Total liabilities and shareholders' equity	6,390,485	5,549,372	5,444,506	5,496,217	5,447,802
Capital
Tier 1 leverage ratio	8.06%	8.42%	8.23%	7.99%	7.75%
Tangible equity / net tangible assets (3)	6.44%	6.36%	6.14%	6.21%	5.92%
Diluted weighted average common shares O/S	37,061	33,989	33,786	33,606	33,570
Period end common shares outstanding	36,807	33,429	33,319	33,162	33,146
Cash dividends declared per common share	$0.24	$0.24	$0.24	$0.24	$0.24
Book value	$19.84	$18.67	$18.23	$18.57	$18.10
Tangible book value(3)	$10.59	$10.01	$9.49	$9.74	$9.20
Common stock price (end of period)	$24.79	$24.27	$27.77	$23.01	$22.03

Community Bank System, Inc.

Summary of Financial Data
(Dollars in thousands, except per share data)
	2011		2010
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Asset Quality
Nonaccrual loans	$17,833	$14,953	$15,378	$16,025	$18,798
Accruing loans 90+ days delinquent	2,498	2,774	3,091	1,863	2,076
Total nonperforming loans	20,331	17,727	18,469	17,888	20,874
Other real estate owned (OREO)	3,269	1,945	2,011	2,689	1,555
Total nonperforming assets	23,600	19,672	20,480	20,577	22,429
Net charge-offs	666	1,413	2,035	1,393	1,542
Loan loss allowance/loans outstanding	1.22%	1.40%	1.40%	1.38%	1.38%
Nonperforming loans/loans outstanding	0.58%	0.59%	0.61%	0.58%	0.68%
Loan loss allowance/nonperforming loans	209%	238%	230%	238%	204%
Net charge-offs/average loans	0.08%	0.19%	0.26%	0.18%	0.20%
Delinquent loans/ending loans	1.49%	1.46%	1.91%	1.64%	1.45%
Loan loss provision/net charge-offs	158%	74%	95%	100%	133%
Nonperforming assets/total assets	0.37%	0.35%	0.38%	0.37%	0.41%

(1) Excludes gain (loss) on investment securities and amortization/accretion of fair market value purchase accounting adjustments.
(2) Excludes intangible amortization, goodwill impairment, acquisition expenses, special charges, gain (loss) on investment securities, and amortization/accretion of fair market value purchase accounting adjustments.

(3) Includes deferred tax liabilities (of approximately $22.6 million at 6/30/11) related to tax deductible goodwill.

# # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The following factors, among others, could cause the actual results of CBU’s operations to differ materially from CBU’s expectations: the successful integration of operations of its acquisitions; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements.  CBU does not assume any duty to update forward-looking statements.